UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

May 21, 2007

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Certificate of Incorporation and Bylaws.

Mattel, Inc. (“Mattel”) recently took several actions to eliminate cumulative voting and to adopt a majority vote standard in the election of directors.

Effective May 21, 2007, Mattel amended and restated its Certificate of Incorporation. In the Restated Certificate of Incorporation, Mattel deleted the former Article FIFTH, which provided for cumulative voting in the election of directors. This amendment was approved by Mattel’s stockholders at the 2007 Annual Meeting of Stockholders, as recommended by Mattel’s Board of Directors.

Effective May 21, 2007, Mattel’s Board of Directors amended and restated Mattel’s Bylaws. The provisions in the Bylaws regarding cumulative voting for directors were eliminated. The amended provisions in the Bylaws provide that, in order to be elected in an uncontested election, a nominee for director must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders, provided that, in contested elections, the affirmative vote of a plurality of the votes cast will be required to elect a director. The amended provisions in the Bylaws also provide that an incumbent director who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders must submit his or her resignation, with such resignation to be considered by the members of the Governance and Social Responsibility Committee and the Board, in each case other than such incumbent director. The decision of the Board as to whether or not to accept the resignation will be publicly disclosed, together with the reasons for such decision, within 90 days from the certification of the election results. The Board of Directors also added appropriate provisions to the Amended and Restated Governance and Social Responsibility Committee Charter to direct that Committee to consider and make a recommendation to the Board with respect to any incumbent director’s tendered resignation.

The amendments to the Bylaws also included changes to the requirements in Article I, Section 10 of the Bylaws with regard to information that must be furnished by a stockholder or beneficial owner who seeks to nominate a director, as well as the written representation and agreement required from a nominee for election as a director.

The descriptions of the foregoing amendments to Mattel’s Certificate of Incorporation and Bylaws are qualified in their entirety by reference to the full text of such amended documents, copies of which are attached hereto as Exhibits 99.0 and 99.1, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Shell company transactions: None

(d) Exhibits:

Exhibit No.	Exhibit Description

99.0*	Restated Certificate of Incorporation of Mattel, Inc.

99.1*	Amended and Restated Bylaws of Mattel, Inc.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: May 21, 2007